UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

AMICUS THERAPEUTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 27, 2009, John F. Crowley, President and Chief Executive Officer of Amicus Therapeutics, Inc. (the “Company”), participated in the JPMorgan Biotech CEO Conference Call Series. Mr. Crowley provided a general overview of previously disclosed information regarding the Company and its drug development programs. During this overview, Mr. Crowley also discussed the suspension of enrollment and clinical hold placed on the Company’s Phase 2 clinical trial for its investigational drug AT2220 (1-deoxynojirimycin HCI) for the treatment of Pompe Disease as disclosed in its press release issued earlier that morning and attached hereto as Exhibit 99.1.  In addition to the information contained in the press release, Mr. Crowley noted that the adverse events experienced by subjects in the clinical trial related to reported muscle weakness. Mr. Crowley also discussed in further detail the dose that was being examined, which was 2.5 grams.

Item 8.01. Other Events.

On February 27, 2009, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated February 27, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: February 27, 2009	By:	/s/ GEOFFREY P. GILMORE

	Name:	Geoffrey P. Gilmore
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 27, 2009